EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of January 1, 2001 ("Effective Date"), by and between GTSI Corp., a Delaware corporation ("Employer"), and M. Dendy Young ('Employee");

      WHEREAS, Employer desires to employ Employee as Employer's president and chief executive officer and to have Employee as a member of Employer's board of directors (the "Board");

      WHEREAS, Employer desires to ensure that, if a Change of Control (as defined below) appears possible, Employee will be in a secure position from which he can objectively engage in any potential deliberations or negotiations respecting such Change of Control without fear of any direct or implied threat to his employment, status and responsibilities; and

      WHEREAS, Employee desires to be employed by Employer and to have the foregoing assurances;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Employer and Employee, each intending to be legally bound, agree as follows:

      1. Term. The term of Employee's employment hereunder shall commence on January 1, 2001 and shall continue until December 31, 2001 (the "Term"), except as otherwise provided in Section 6. This Agreement shall be automatically renewed for successive one-year terms unless either party gives notice to the other party not less than 180 days prior to expiration of the initial term or any renewal term that it does not intend to renew this Agreement, or unless this Agreement is otherwise terminated in accordance with Section 6.

      2. Duties

      (a) Offices. During the Term, and as provided herein, Employee shall serve as a member of Employer's Board, and as Employer's president and chief executive officer, and the Board shall re-nominate Employee as a director of Employer and reappoint Employee as Employer's president and chief executive officer, and Employee shall perform the duties of those positions, as assigned to him by the Board. Employer agrees, however, that Employee will be assigned only duties of the type, nature and dignity normally assigned to the president and chief executive officer of a corporation of the size, stature and nature of Employer. During the Term, Employee shall report directly to the Board.

      (b) Full-Time Basis. During the Term, Employee shall devote, on a full-time basis, his services, skills and abilities to his employment hereunder, excepting periods of vacation, illness or Disability (as defined below).

      3. Compensation

            (a) Salary. During the Term, as compensation for services rendered by Employee hereunder, Employer shall pay to Employee $300,000 per year, reviewed annually by the Board of Directors, payable biweekly in accordance with Employer's standard payroll schedule, plus a targeted


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annual bonus of $300,000, payable periodically in accordance with the Company's then current Bonus Plan for Senior Officers.

            (b) Tax Withholdings. Employer shall withhold from Employee's compensation hereunder and pay to the appropriate governmental agencies payroll taxes, including income, social security, and unemployment compensation taxes, required by the federal, state and local governments with jurisdiction over Employer.

            (c) Options and Restricted Stock. Annually upon renewal of this Agreement, the Board shall consider the granting of options or restricted stock to Employee; such grants or denial of grants shall be at the Board's sole discretion.

      4. Benefits. During the Term, Employee shall be entitled to such comparable fringe benefits and perquisites as may be provided to any or all of Employer's senior officers pursuant to policies established at any time, and from time to time, by the Board. These fringe benefits and perquisites shall include Employee's participation in compensatory, benefit and incentive plans and arrangements, including stock option and stock purchase plans, deferred compensation and profit participation plans, as well as holidays, group health insurance, short term and long term disability insurance and life insurance, and supplemental executive health care benefits. Also, during the Term, Employee shall be entitled to 20 Business Days paid leave per annum and to accrue unused leave from year to year and to be reimbursed for the costs of physical examinations up to $500 per annum.

      5. Expenses and Other Perquisites. Employer shall reimburse Employee for all reasonable and proper business expenses incurred by him in the performance during the Term of his duties hereunder, in accordance with Employer's customary practices for senior officers, and provided such business expenses are reasonably documented. Further, Employer shall reimburse Employee for the monthly dues to the Tower Club. In addition, during the Term, Employer shall continue to provide Employee with an office and suitable office fixtures, telephone services, and secretarial assistance of a nature appropriate to Employee's position and status.

      6. Termination

      (a) By Employer

      (i) Termination for Cause. Employer may, for Cause (as defined below), terminate the Term at any time upon 10 Business Days prior notice to Employee. In any event, as of the Termination Date, Employee shall be relieved of all of his duties hereunder and Employee shall not be entitled to the accrual or provision of any compensation or benefit after the Termination Date, but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including all vested Options, paid leave benefits, and reimbursement of incurred business expenses.

      (ii) Termination Without Cause Employer may, in its sole discretion, without Cause, terminate the Term at any time by providing Employee with 180 days prior notice. Upon termination of the Term under this Section 6(a)(ii), Employer shall be obligated to pay Employee an amount equal to Employee's annual base salary in effect as of the Termination Date plus bonus monies equal to the previous year's bonus payments ("Severance Payment"). The Severance Payment shall be paid during the 12 months following the Termination Date and shall be paid in 24 biweekly payments, in accordance with Employer's standard payroll schedule, during such 12 months. The bonus monies shall be paid at the same time as they were paid during the previous year. Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including all


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vested Options, paid leave benefits, and reimbursement of incurred business expenses. The option exercise period would be extended for twelve months to be coterminous with Severance Payment.

      (iii) Definition of Cause. Termination by Employer of Employee's employment for "Cause" means termination as a result of (1) deliberate and premeditated acts against the Employer's best interests; or (2) acts or omissions involving unacceptable performance or conduct (examples of which include, but are not limited to: failure or refusal to perform assigned duties or to follow Employer's policies, as determined in the sole discretion of Employer; commission of sexual harassment or other employment practice liabilities; excessive absenteeism; unlawful use or possession of drugs or misuse of legal drugs or alcohol; misappropriation of an Employer asset or opportunity; the offer, payment, solicitation or acceptance of any bribe or kickback with respect to Employer's business; the assertion, representation or certification of any false claim or statement to a customer of Employer; or indictment or conviction for any felony whatsoever or for any misdemeanor involving moral turpitude);.

      (b) Death or Disability. The Term shall be terminated immediately and automatically upon Employee's death or "Disability." The term "Disability" shall mean Employee's inability to perform all of the essential functions of his position hereunder for a period of 26 consecutive weeks or for an aggregate of 150 Business Days during any 12-month period by reason of illness, accident or any other physical or mental incapacity, as may be permitted by applicable law. Employee's capability to continue performance of Employee's duties hereunder shall be determined by a panel composed of two independent medical doctors appointed by the Board and one appointed by Employee or his designated representative. Upon termination of the Term under this Section 6(b), Employee shall not be entitled to the accrual or provision of any compensation or benefit after the Termination Date, but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including all vested Options, paid leave benefits, and reimbursement of incurred business expenses.

      (c) By Employee

      (i) Employee may, in his sole discretion, without cause, terminate the Term at any time by providing Employer with 90 days written notice. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve him of his duties and terminate the Term at any time prior to the expiration of said notice period. If the Term is terminated by Employee pursuant to this Section 6(c)(i), Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including all vested Options, paid leave benefits, and reimbursement of incurred business expenses, but shall not be entitled to any further accrual or provision of any other compensation or benefits after the Termination Date.

      (ii) If, during the Term, a Change of Control (as defined below) occurs and, without his consent, Employee is assigned duties materially inconsistent with his position and status with Employer hereunder, Employee may, in his sole discretion, terminate the Term upon 5 days' notice to Employer. If Employee exercises such termination right, Employer may, at its Option, at any time after receiving such notice from Employee, relieve him of his duties hereunder and terminate the Term at any time prior to the expiration of said notice period. If this Agreement is terminated by Employee or Employer pursuant to this Section 6(c)(ii), Employee shall receive, on or before the Termination Date, a lump sum equal to one year's salary plus bonuses (paid in the prior 12 months) plus Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including all vested Options, paid leave benefits, and reimbursement of incurred business expenses.

      (d) Change of Control. For purposes of this Section 6, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following events: (i) any "person," including a "group," as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as


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amended, and the rules promulgated thereunder (collectively the "Exchange Act"), other than a trustee or other fiduciary holding voting securities of Employer ("Voting Securities") under any employment benefit plan, becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 35% or more of the outstanding Voting Securities; (ii) the stockholders of Employer approve a merger or consolidation of Employer with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being the surviving entity) more than 50% of the combined voting power of the Voting Securities of Employer or such surviving entity outstanding immediately after such merger or consolidation; or (iii) Employer's stockholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of Employer's assets.

      7. Non-Waiver. It is understood and agreed that one party's failure at any time to require the performance by the other party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

      8. Severability. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof.

      9. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the Commonwealth of Virginia, without regard to the conflict of law provisions thereof.

      10. Construction of this Agreement and Certain Terms and Phrases.

      Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (iv) the terms "Section" and "Attachment" refer to the specified Section and Attachment, respectively, of this Agreement.

      The words "including," "include" and "includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "comprising" is used instead.

      The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction.

      Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. For purposes of this Agreement, Business Days shall mean any day other than a Sunday, Saturday or other day on which banking institutions are authorized or obligated to close in New York, New York.

      Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      Both Employee and Employer have received independent legal advice with respect to the advisability of entering into this Agreement and neither has been entitled to rely upon nor has in fact relied upon the advice of the other party or such other party's counsel in entering into this Agreement. The


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paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof. All references herein to Sections shall be deemed to refer to Sections of this Agreement.

      11. Entire Agreement. This Agreement contains and represents the entire agreement of Employer and Employee and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. Notwithstanding this provision, however, nothing in this Agreement shall affect Employee's stock option rights granted prior to the Effective Date of this Agreement. This Agreement may not be modified or amended in any way unless in writing signed by each of Employer and Employee.

      12. Assignment. Neither this Agreement nor any rights or obligations of Employer or Employee hereunder may be assigned by Employer or Employee without the other party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Employer and Employee and their heirs, successors and assigns.

      13. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mall, postage prepaid, return receipt requested, or sent by telegram, telex, fax or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (a) if to Employer, to Chief Financial Officer, 3901 Stonecroft Boulevard, Chantilly, Virginia 20151; or (b) if to Employee, to his last known home address on file with Employer; or to such other address as Employer or Employee shall have furnished to the other in writing.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above-written.


      GTSI Corp.                                               M. Dendy Young
      By:                                                      Signature:
      Print Name: _________________________

      Print Title: __________________________


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